Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER OF
PIONEER POWER SOLUTIONS, INC. PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2010 of Pioneer Power Solutions, Inc. (the “Company”).  I, Andrew Minkow, the Chief Financial Officer of the Company, certify that, based on my knowledge:

(1)	The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(3)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Date: March 31, 2011	/s/ Andrew Minkow
Andrew Minkow Chief Financial Officer